                                                                    EXHIBIT 10.2


THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                 SENIOR SUBORDINATED CONVERTIBLE UNSECURED NOTE
                                       OF
                                  HENCIE, INC.


$1,400,000                                                    September 22, 2000

         FOR VALUE RECEIVED, on or before November 21, 2001 ("Maturity Date"), Hencie, Inc., a Delaware corporation (hereinafter referred to as "Borrower" or "Company"), promises to pay to the order of Edge Technology Group, Inc., a Delaware corporation and a lender ("Lender" or "Holder") at the offices of Lender at 901 Yamato Road, Suite 175, Boca Raton, Florida 33431, the principal amount equal to ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000.00) (the "Principal Amount"), together with interest on the Principal Amount under this Senior Subordinated Convertible Unsecured Note ("Note") at a fixed rate per annum equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) eight percent (8%) (the "Contract Rate"), calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. The term "Maximum Rate," as used herein, shall mean, at the particular time in question, the maximum rate of interest which, under applicable law, may then be charged on this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum. The outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by acceptance of this Note, agrees:

         1. Subordination.

         This Note and all indebtedness represented hereby shall be expressly subordinate to: (i) any indebtedness of HCSI (as hereinafter defined) to Bank of America, N.A.; and (ii) any indebtedness of Borrower for money borrowed which has been afforded a security interest under applicable law (collectively, "Senior Indebtedness"). If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of HCSI or the Company: (i) no amount shall be paid by HCSI or the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full; and (ii) no claim or proof of claim shall be filed with HCSI or the Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

         2. Penalty Interest.

         Upon an Event of Default, including failure to pay upon final maturity, the Lender at its option, may, if permitted under applicable law, do one or both of the following: (a) increase the Contract Rate to eighteen percent (18%) per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased Contract Rate).

         3. Prepayment.

         Borrower may from time to time after the expiration of the Conversion Period (as hereinafter defined) prepay all or any portion of the principal of this Note without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; provided, however, that upon any delinquency or other Event of Default, the Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its sole discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as the Lender may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of the Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of the Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         4. Events of Default.

         Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

               (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to the Lender when due;

               (b) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise; or

               (c) failure of Borrower to comply with the covenants contained in
         Section 9 ("Negative Covenants") of this Note.

the holder of this Note may, at its option, and without further notice or demand: (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable; (ii) refuse to advance any additional amounts under this Note; (iii) foreclose all liens securing payment of this Note; (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under this Note, at law or in equity; or (v) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not: (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse; or (ii) impair, reduce, release or extinguish the obligations of any party liable under this Note as originally provided herein.

         5. Usury.

         This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and it shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and the Lender that all excess amounts theretofore collected by the Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising hereunder have been paid in full, refunded to Borrower), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to the Lender under this Note shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits the Lender to contract for, charge or receive a greater amount of interest, the Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, the Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         6. Attorneys Fees.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

         7. Waiver of Presentment.

         Borrower waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

         8. Conversion.

         (a) Voluntary Conversion by Holder. At any time commencing with the date of this Note and ending at 5:00 p.m. Dallas, Texas time on November 22, 2000 (such time period, the "Conversion Period"), the Holder shall have the unqualified right, at the Holder's sole discretion, to convert the aggregate outstanding principal and interest under this Note, in accordance with the provisions of Section 8(b) below, into duly issued, fully paid and nonassessable shares of the Series A Convertible Preferred Stock, $.01 par value per share, of Hencie, Inc., a Delaware corporation (the "Series A Preferred"). The number of shares of Series A Preferred Stock into which this Note may be converted shall be 885,543.

         (b) Conversion Procedure. Before Holder shall be entitled to convert the unpaid principal and interest under this Note into shares of Series A Preferred pursuant to Section 8(a), Holder shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice by registered or certified mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 8(a), and shall state therein the name or names in which the certificate or certificates for shares of Series A Preferred are to be issued. The Company shall, promptly thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates representing 885,543 shares of Series A Preferred (bearing such legends as are required by any applicable agreement in effect for the Company and applicable state and federal securities laws in the opinion of counsel to the Company). The conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to receive the shares of Series A Preferred upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred as of such date.

         (c) Reservation of Series A Preferred Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred, solely for the purpose of effecting the conversion of this Note, such number of its shares of Series A Preferred as shall from time to time be sufficient to effect the conversion of this Note.

         (d) Automatic Conversion. The aggregate outstanding principal and interest under this Note shall be automatically converted into 885,543 shares of Series A Preferred upon the election of Lender to effect the Installment Payment, as defined in the Investment Agreement of even date herewith by and among the Company, Lender and Khan.

         9. Negative Covenants. Borrower hereby expressly covenants and agrees that, prior to the expiration of the Conversion Period, Borrower shall not: (i) issue any capital stock, any debt securities or any derivative securities of any nature whatsoever; or (ii) incur any indebtedness except in the ordinary course of conduct of the business of the Company.

         10. Notices.

         Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in that certain Investment Agreement of even date herewith by and among the Company, the Lender and Adil Khan. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         11. Governing Law.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.


                                                    BORROWER:

                                                    HENCIE, INC.,
                                                    a Delaware corporation


                                                    By: /s/ Adil Khan
                                                       -------------------------
                                                            Adil Khan
                                                            President

                                    GUARANTY

         FOR VALUE RECEIVED, Adil Kahn, an individual residing in the State of Texas ("Khan"), individually and Hencie Consulting Services, Inc., a Texas corporation ("HCSI") (Khan and HCSI, collectively hereinafter, the "Guarantors") hereby jointly and severally guarantee payment of the within Note, according to the terms thereof, both as to interest and as to principal, and hereby waive demand, all notices, including notice of intention to accelerate the maturity, notice of acceleration of maturity, notice of nonpayment, presentment for payment, protest, notice of protest, suit, diligence and any notice of or defense on account of the extension of time payments or change in methods of payments and consent to any and all renewals and extensions in the time of payment of this Note.

         With respect to any form of promissory note or notes issued by either of the Guarantors or any of their respective affiliates (collectively, the "Guarantor Group") in favor of Paul A. Tanner (collectively, the "Tanner Notes"), the Guarantors hereby expressly acknowledge and agree, for themselves and on behalf of their respective affiliates, that any Tanner Notes and any and all indebtedness represented by any Tanner Notes shall be expressly subordinate to the indebtedness represented by this Note. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of any member of the Guarantor Group: (i) no amount shall be paid by any member of the Guarantor Group in respect of the principal of, interest on or other amounts due with respect to any Tanner Notes at the time outstanding, unless and until the principal of and interest on this Note then outstanding shall be paid in full; and (ii) no claim or proof of claim shall be filed with any member of the Guarantor Group by or on behalf of any holder of any Tanner Notes which shall assert any right to receive any payments in respect of the principal of and interest on any Tanner Notes except subject to the payment in full of the principal of and interest on this Note then outstanding. Any holder of any Tanner Notes shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of the Holder of this Note, and the Holder of this Note shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, this Note.

                                            /s/ Adil Khan
                                            ------------------------------------
                                            Adil Khan, individually


                                            HENCIE CONSULTING SERVICES, INC.,
                                            a Texas corporation



                                            By: /s/ Adil Khan

                                                Name:  /s/ Adil Khan
                                                       -------------------------
                                                Title: CEO
                                                       -------------------------